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

EXHIBIT 11.1

                                   EXHIBIT 11

                      FLEMINGTON PHARMACEUTICAL CORPORATION

                         EARNINGS PER SHARE COMPUTATION

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)







                                                NINE MONTHS ENDED
                                                  April 30, 2002
                                             ---------------------
                                                      BASIC
                                             ---------------------
Weighted average shares outstanding                    10,332,959
Dilutive effect of stock performance plans (1)                 --
                                             ---------------------

     Total                                             10,332,959

Net Income (loss)                                          (2,588)
                                             ---------------------

Earnings per share                                           (.25)
                                             ---------------------

                                             ---------------------

                                                NINE MONTHS ENDED
                                                 April 30, 2001
                                             ---------------------
                                                     BASIC
                                             ---------------------

Weighted average shares outstanding                     5,879,910
Dilutive effect of stock performance plans (1)                 --
                                             ---------------------

     Total                                              5,879,910

Net Income (loss)                                            (929)
                                             ---------------------

Earnings per share                                           (.16)
                                             ---------------------
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(1)  No  potential  shares  from stock performance plans have been presented, as their  effect would  be  anti-dilutive